Exhibit 99.1

FOR IMMEDIATE RELEASE THURSDAY, JUNE 11, 2009
Contact:
David Vander Ploeg Executive VP and CFO 920-882-5854	Mark Fleming Communications & Investor Relations 920-882-5646

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY REPORTS FOURTH QUARTER AND

FISCAL 2009 RESULTS

•	Q4 loss per share from continuing operations improves to 60 cents versus last year’s 66 cents

•	Cost reduction efforts help drive $8.8 million drop in Q4 SG&A expenses; down $9.7 million excluding restructuring charge from cost-savings efforts

•	Loss from continuing operations in the seasonally slow Q4 improves 10.9 percent

•	Full-year free cash flow reaches a record $101.3 million, or $5.36 per diluted share

Greenville, WI, June 11, 2009—School Specialty (NASDAQ:SCHS), a leading education company providing supplemental learning products to the preK-12 market, today reported its fourth quarter and fiscal 2009 financial results. Revenue for the fourth quarter was $156.2 million, 10.1 percent below the prior year. Cost-savings initiatives, however, helped deliver a 10.9 percent improvement in the loss from continuing operations in the seasonally slow fourth quarter.

For the full-year, School Specialty’s free cash flow was a record $101.3 million, an increase of 34.1 percent over fiscal 2008’s $75.5 million. Fiscal 2009’s free cash flow equates to $5.36 per share, based on year-end weighted average diluted shares outstanding, and includes approximately $11 million in cash tax savings from the sale of the company’s media business in late fiscal 2008, and working capital improvements in fiscal 2009.

Chief Executive Officer David J. Vander Zanden said School Specialty weathered a difficult economic environment in the fourth quarter, while making significant progress in several areas that position the company for future growth in both revenue and earnings. “Our associates did an excellent job growing our gross margins, controlling costs and driving efficiency improvements as we managed through the fourth quarter,” said Vander Zanden. “Their efforts, combined with the build out of our new category management structure, give us a solid operational platform for fiscal 2010 and beyond. I’m also very pleased with our continuing ability to generate strong free cash flow, which was at an all-time high this past year.”

Fourth Quarter Financial Results

•

Revenue for the fourth quarter of fiscal 2009 was $156.2 million, compared with $173.6 million in the prior year’s fourth quarter. The decrease was primarily due to reductions in spending by school districts caused by uncertainty in the timing and level of state education funding.

•

Gross profit was $62.2 million compared with $68.6 million in last year’s fourth quarter. Consolidated gross margin improved 30 basis points to 39.8 percent from the prior year’s 39.5 percent, reflecting various pricing and product cost initiatives, which positively impacted the fourth quarter.

•

Selling, general and administrative expenses declined to $76.5 million, or $75.6 million excluding a restructuring charge (48.4 percent of revenue), from the prior year’s $85.3 million (49.1 percent of revenue). The decrease is attributable to the company’s previously announced cost-reduction efforts and lower volume.

•	The operating loss for the fourth quarter was $14.3 million, or $13.4 million excluding the pre-tax restructuring charge, compared to an operating loss of $16.7 million last year.

•

Loss from continuing operations in the fourth quarter was $11.3 million ($0.60 per share) compared to a loss from continuing operations of $12.7 million ($0.66 per share) in the comparable period last year. Stock repurchases over the past year and the restructuring charge increased the loss per share in this year’s fourth quarter by approximately $0.05.

Fiscal 2009 Financial Results

•

Consolidated revenue for fiscal 2009 was $1.047 billion compared with $1.088 billion last year. The two primary drivers of this reduction were an expected $27 million decline in state science adoption revenue, and lower levels of spending by schools.

•

Gross profit for the year was $428.6 million compared with $461.2 million last year. Gross margin declined 150 basis points to 40.9 percent versus last year’s 42.4 percent. Approximately 80 basis points of the decline was due to product mix, with the remainder primarily due to raw material and fuel cost increases.

•

Selling, general and administrative expenses declined to $350.9 million, or $347.0 million excluding restructuring charges (33.1 percent of revenue), from the prior year’s $361.8 million (33.3 percent of revenue). The fiscal 2009 restructuring charges related to the company’s cost-reduction efforts, and the closing of its Lyons, NY, distribution center.

•

Operating income for fiscal 2009 was $77.7 million, including the pre-tax restructuring charge of $3.9 million, compared to operating income of $99.5 million last year. Operating margin decreased to 7.4 percent of revenue from 9.1 percent of revenue in fiscal 2008.

•

Earnings from continuing operations were $34.5 million ($1.83 per diluted share) compared to last year’s $45.8 million ($2.21 per diluted share). Restructuring charges recorded in fiscal 2009 reduced earnings from continuing operations by $2.4 million, net of tax ($0.13 per diluted share). Stock repurchases over the past two years increased fiscal 2009’s earnings per share by $0.12.

•

The company’s fiscal 2009 free cash flow totaled $101.3 million. During the year the company used its cash to reduce outstanding debt by approximately $96 million, before a $50 million incremental borrowing required as a result of the company’s decision to discontinue its accounts receivable securitization program. In addition, the company repurchased 497,000 shares at a cost of $15.3 million during the first quarter. No other shares were repurchased during the year.

School Specialty has redefined its segment reporting, effective with the current fourth quarter and fiscal 2009 earnings report, reflecting the company’s new category management business alignment and the resulting change in internal reporting and management. The new School Specialty Educational Resources segment is comprised of the former Education Essentials segment plus five product categories from the former Specialty segment: art, early childhood, physical education, special needs and the Classroom Direct catalog business. The new School Specialty Publishing segment consists of the remaining product categories of the former Specialty segment: science, reading and literacy, coordinated school health, and planning and student development. For fiscal 2009, Educational Resources accounted for 70.4% of revenues while Publishing represented 29.6%.

Attached to this release are tables comparing segment revenue and gross profit for the fourth quarter and full year under both new and old segment reporting definitions. To help with the transition, investors may find it useful to refer to both tables of information. Please be advised that certain estimates and judgments have been made in depicting the margins of the old reporting segments.

Outlook

At this time, School Specialty is not providing specific revenue or earnings guidance due to delays in the passage of state and school budgets, as well as general economic uncertainties. However, the company believes that because of actions taken during fiscal 2009 it can begin to grow EPS in 2010 over 2009 at revenues of approximately $960 million, with the following expectations:

•	Science adoption revenue is expected to decline approximately $22 million from fiscal 2009 levels.

•	Gross margin is expected to grow 60 to 70 basis points over fiscal 2009.

•	SG&A is expected to be 33.4 percent to 33.8 percent of revenue.

•	Free cash flow is expected to be $65 million to $75 million.

•	Non-cash charge for adoption of FSP APB 14-1 of $0.42 per diluted share and $0.39 per diluted share for fiscal 2010 and 2009, respectively.

The company believes it will be in a position to provide specific revenue and earnings guidance later in the back-to-school season as it gains more visibility around order velocity.

Conference Call

School Specialty will host a conference call to discuss its fiscal 2009 financial results. The conference call begins today, June 11, at 10:00 a.m. Central (11:00 a.m. Eastern). The call will be simultaneously broadcast in the Investor Information section of the School Specialty web site at www.schoolspecialty.com, and a replay of the call will be available.

About School Specialty, Inc.

School Specialty is a leading education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities to learn. The company designs, develops, and provides preK-12 educators with the latest and very best curriculum, supplemental learning resources, and school supplies. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty, visit www.schoolspecialty.com.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects, including but not limited to statements included under the heading “Outlook,” constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 26, 2008, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

-Financial Tables Follow-

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

Unaudited

	Three Months Ended		Fiscal Year Ended
	April 25, 2009	April 26, 2008	April 25, 2009	April 26, 2008
Revenues	$156,170	$173,632	$1,046,980	$1,087,903
Cost of revenues	93,985	104,987	618,377	626,661

Gross profit	62,185	68,645	428,603	461,242
Selling, general and administrative expenses	76,530	85,339	350,919	361,754

Operating income (loss)	(14,345)	(16,694)	77,684	99,488

Other (income) expense:
Interest expense	4,439	5,046	18,205	19,857
Interest income	(11)	(5)	(333)	(28)
Other	(124)	373	2,679	5,718

Income (loss) before provision for income taxes	(18,649)	(22,108)	57,133	73,941
Provision for (benefit from) income taxes	(7,355)	(9,426)	22,592	28,129

Earnings (loss) from continuing operations	(11,294)	(12,682)	34,541	45,812

Loss from discontinued School Specialty Media business unit, net of income taxes	—	(2,810)	—	(4,691)

Net income (loss)	$(11,294)	$(15,492)	$34,541	$41,121

Weighted average shares outstanding:
Basic	18,795	19,205	18,802	20,196
Diluted	18,795	19,205	18,895	20,708

Basic earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$(0.60)	$(0.66)	$1.84	$2.27
Loss from discontinued operations	—	(0.15)	—	(0.23)

Total	$(0.60)	$(0.81)	$1.84	$2.04

Diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$(0.60)	$(0.66)	$1.83	$2.21
Loss from discontinued operations	—	(0.15)	—	(0.22)

Total	$(0.60)	$(0.81)	$1.83	$1.99

See accompanying notes to condensed consolidated financial statements.

SCHOOL SPECIALTY, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(In Thousands)

	April 25, 2009	April 26, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,871	$4,034
Accounts receivable	103,683	77,591
Inventories	127,108	149,548
Deferred catalog costs	15,537	14,845
Prepaid expenses and other current assets	17,347	18,857
Refundable income taxes	1,566	9,288
Deferred taxes	9,805	15,726

Total current assets	276,917	289,889
Property, plant and equipment, net	70,183	77,311
Goodwill	532,318	543,630
Intangible assets, net	168,082	176,771
Other	27,551	29,726

Total assets	$1,075,051	$1,117,327

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities - long-term debt	$133,682	$133,628
Accounts payable	56,786	64,340
Accrued compensation	12,821	19,476
Deferred revenue	4,254	6,641
Accrued income taxes	—	—
Other accrued liabilities	28,231	30,593

Total current liabilities	235,774	254,678
Long-term debt - less current maturities	266,229	312,210
Deferred taxes and other	75,255	70,671
Other liabilities	913	1,080

Total liabilities	578,171	638,639

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.001 par value per share, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $0.001 par value per share, 150,000,000 authorized and 24,243,438 and 23,631,135 shares issued, respectively	24	24
Capital paid-in excess of par value	393,327	380,073
Treasury stock, at cost - 5,420,210 and 4,922,610 shares, respectively	(186,637)	(171,387)
Accumulated other comprehensive income	10,805	25,158
Retained earnings	279,361	244,820

Total shareholders’ equity	496,880	478,688

Total liabilities and shareholders’ equity	$1,075,051	$1,117,327

SCHOOL SPECIALTY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

Unaudited

	Fiscal Year Ended
	April 25, 2009	April 26, 2008
Cash flows from operating activities:
Net income	$34,541	$41,121
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and intangible asset amortization expense	24,315	25,348
Amortization of development costs	6,401	8,963
Amortization of debt fees and other	1,394	1,959
Loss on disposal of School Specialty Media business unit	—	1,519
Share-based compensation expense	4,488	5,490
Deferred taxes	10,631	14,924
Loss (Gain) on disposal of property, equipment and other	490	263
Changes in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations):
Change in amounts sold under receivables securitization, net	(50,000)	—
Accounts receivable	21,867	(12,688)
Inventories	22,313	23,234
Deferred catalog costs	(692)	(2,294)
Prepaid expenses and other current assets	10,860	(4,134)
Accounts payable	(8,484)	(13,702)
Accrued liabilities	(6,910)	13,703

Net cash provided by operating activities	71,214	103,706

Cash flows from investing activities:
Cash paid in acquisitions, net of cash acquired	—	(5,828)
Additions to property, plant and equipment	(11,622)	(17,723)
Proceeds from disposal of discontinued operations	2,485	—
Investment in product development costs	(8,523)	(10,849)
Proceeds from disposal of School Specialty Media business unit	—	1,350
Proceeds from disposal of property, plant and equipment	186	375

Net cash used in investing activities	(17,474)	(32,675)

Cash flows from financing activities:
Proceeds from bank borrowings	680,000	691,200
Repayment of debt and capital leases	(725,890)	(672,091)
Purchase of treasury stock	(15,250)	(94,879)
Proceeds from exercise of stock options	3,194	5,559
Excess income tax benefit from exercise of stock options	1,440	828
Payment of debt fees and other	603	—

Net cash used in financing activities	(55,903)	(69,383)

Net increase in cash and cash equivalents	(2,163)	1,648
Cash and cash equivalents, beginning of period	4,034	2,386

Cash and cash equivalents, end of period	$1,871	$4,034

Free cash flow reconciliation:
Net cash provided by operating activities	$71,214	$103,706
Additions to property and equipment	(11,622)	(17,723)
Investment in development costs	(8,523)	(10,849)
Proceeds from disposal of property and equipment	186	375
Net accounts receivable securitization facility	50,000	—

Free cash flow	$101,255	$75,509

School Specialty, Inc.

Segment Analysis - Revenues and Gross Profit/Margin Analysis

4th Quarter, Fiscal 2009

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	4Q09-QTD	4Q08-QTD	Change $	Change %	4Q09-QTD	4Q08-QTD
Revenues
Educational Resources	$121,834	$137,708	$(15,874)	-11.5%	78.0%	79.3%
Publishing	34,338	37,120	(2,782)	-7.5%	22.0%	21.4%
Corporate and Interco Elims	(2)	(1,197)	1,195		0.0%	-0.7%

Total Revenues	$156,170	$173,631	$(17,461)	-10.1%	100.0%	100.0%

					% of Gross Profit
	4Q09-QTD	4Q08-QTD	Change $	Change %	4Q09-QTD	4Q08-QTD
Gross Profit
Educational Resources	$46,243	$51,956	$(5,713)	-11.0%	74.4%	75.7%
Publishing	15,264	17,444	(2,180)	-12.5%	24.5%	25.4%
Corporate and Interco Elims	678	(756)	1,434		1.1%	-1.1%

Total Gross Profit	$62,185	$68,644	$(6,459)	-9.4%	100.0%	100.0%

Segment Gross Margin Summary-QTD

	4Q09-QTD	4Q08-QTD
Gross Margin
Educational Resources	38.0%	37.7%
Publishing	44.5%	47.0%
Total Gross Margin	39.8%	39.5%

Segment Revenues and Gross Profit/Margin Analysis-YTD

					% of Revenue
	4Q09-YTD	4Q08-YTD	Change $	Change %	4Q09-YTD	4Q08-YTD
Revenues
Educational Resources	$737,068	$755,174	$(18,106)	-2.4%	70.4%	69.4%
Publishing	310,203	335,290	(25,087)	-7.5%	29.6%	30.8%
Corporate and Interco Elims	(291)	(2,561)	2,270		0.0%	-0.2%

Total Revenues	$1,046,980	$1,087,903	$(40,923)	-3.8%	100.0%	100.0%

					% of Gross Profit
	4Q09-YTD	4Q08-YTD	Change $	Change %	4Q09-YTD	4Q08-YTD
Gross Profit
Educational Resources	$256,641	$275,143	$(18,502)	-6.7%	60.0%	59.6%
Publishing	168,914	184,405	(15,491)	-8.4%	39.4%	40.0%
Corporate and Interco Elims	3,048	1,694	1,354		0.6%	0.4%

Total Gross Profit	$428,603	$461,242	$(32,639)	-7.1%	100.0%	100.0%

Segment Gross Margin Summary-YTD

	4Q09-YTD	4Q08-YTD
Gross Margin
Educational Resources	34.8%	36.4%
Publishing	54.5%	55.0%
Total Gross Margin	40.9%	42.4%

School Specialty, Inc.

Revenues and Gross Profit/Margin Analysis

4th Quarter, Fiscal 2009

(In thousands)

Unaudited

Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	4Q09-QTD	4Q08-QTD	Change $	Change %	4Q09-QTD	4Q08-QTD
Revenues
Specialty	$94,466	$104,494	$(10,027)	-9.6%	60.5%	60.2%
Essentials	65,618	71,585	(5,966)	-8.3%	42.0%	41.2%
Corporate and Interco Elims	(3,915)	(2,446)	(1,469)		-2.5%	-1.4%

Total Revenues	$156,170	$173,632	$(17,462)	-10.1%	100.0%	100.0%

					% of Gross Profit
	4Q09-QTD	4Q08-QTD	Change $	Change %	4Q09-QTD	4Q08-QTD
Gross Profit
Specialty	$41,215	$46,843	$(5,628)	-12.0%	66.3%	68.2%
Essentials	22,272	23,017	(745)	-3.2%	35.8%	33.5%
Corporate and Interco Elims	(1,301)	(1,215)	(86)		-2.1%	-1.7%

Total Gross Profit	$62,186	$68,645	$(6,459)	-9.4%	100.0%	100.0%

Gross Margin Summary-QTD

	4Q09-QTD	4Q08-QTD
Gross Margin
Specialty	43.6%	44.8%
Essentials	33.9%	32.2%
Total Gross Margin	39.8%	39.5%

Revenues and Gross Profit/Margin Analysis-YTD

					% of Revenue
	4Q09-YTD	4Q08-YTD	Change $	Change %	4Q09-YTD	4Q08-YTD
Revenues
Specialty	$600,892	$639,809	$(38,916)	-6.1%	57.4%	58.8%
Essentials	453,331	455,385	(2,053)	-0.5%	43.3%	41.9%
Corporate and Interco Elims	(7,244)	(7,290)	46		-0.7%	-0.7%

Total Revenues	$1,046,980	$1,087,903	$(40,923)	-3.8%	100.0%	100.0%

					% of Gross Profit
	4Q09-YTD	4Q08-YTD	Change $	Change %	4Q09-YTD	4Q08-YTD
Gross Profit
Specialty	$291,462	$317,268	$(25,806)	-8.1%	68.0%	68.8%
Essentials	137,320	144,280	(6,960)	-4.8%	32.0%	31.3%
Corporate and Interco Elims	(179)	(306)	127		0.0%	-0.1%

Total Gross Profit	$428,603	$461,242	$(32,639)	-7.1%	100.0%	100.0%

Gross Margin Summary-YTD

	4Q09-YTD	4Q08-YTD
Gross Margin
Specialty	48.5%	49.6%
Essentials	30.3%	31.7%
Total Gross Margin	40.9%	42.4%